                                                                    Exhibit 99.3

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION

   Set forth below is certain unaudited pro forma consolidated financial information for our company. In May 1999, APL Land Transport Services was recapitalized through the purchase of shares of its common stock by affiliates of Apollo Management, L.P and two other investors from APL Limited and its redemption of a portion of the shares of common stock held by APL Limited. After the recapitalization, APL Land Transport Services formed a transitory subsidiary that was merged with and into Pacer Logistics, making Pacer Logistics a wholly-owned subsidiary of APL Land Transport Services. In connection with these transactions, APL Land Transport Services was renamed Pacer International, Inc.

   Since our recapitalization and acquisition of our retail operations, we have acquired four companies in the retail business. On January 13, 2000, we acquired substantially all of the assets of Conex Global Logistics Services Inc. and its subsidiaries, MSL Transportation Group Inc. and Jupiter Freight, Inc. The Conex companies provide intermodal freight transportation, trucking, transloading and warehousing services. On August 31, 2000, we acquired all of the capital stock of GTS Transportation Services, Inc. GTS provides logistics and truck brokerage services. On October 31, 2000, we acquired all of the capital stock of RFI Group, Inc. RFI provides us with access to the international freight forwarding, customs-brokerage and ocean transportation services market. On December 22, 2000, we acquired all of the capital stock of Rail Van, Inc., a provider of intermodal products.

   The Unaudited Pro Forma Consolidated Balance Sheet as of September 22, 2000 gives effect to the acquisitions of RFI and Rail Van, using the purchase method of accounting and this offering as if they had occurred at September 22, 2000. The Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 1999 and the nine months ended September 22, 2000 give effect to our acquisitions in 2000 of Conex, GTS, RFI and Rail Van, our May 1999 recapitalization and acquisition of Pacer Logistics, an acquisition effected by Pacer Logistics in 1999 prior to our acquisition of Pacer Logistics, and this offering as if all such transactions had occurred as of December 26, 1998. The unaudited pro forma adjustments, as described in the notes to the unaudited pro forma consolidated financial information, are based on available information and upon certain assumptions that our management believes are reasonable. The purchase of Conex, GTS, RFI and Rail Van have been reflected based on preliminary estimates of fair values, which may be updated based on final appraisals and other estimates of fair value. Though the fair value estimates are preliminary, we do not believe there will be a material change to goodwill when these estimates are finalized.

   The unaudited pro forma consolidated financial information does not purport to represent what our consolidated financial position or consolidated results of operations would have actually been if the transactions had in fact occurred on the dates indicated and is not necessarily representative of our consolidated financial position or results of operations for any future date or period. The unaudited pro forma consolidated financial information should be read in conjunction with our historical consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

                           PACER INTERNATIONAL, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                               September 22, 2000

                               Historical Balances
                         -------------------------------                       Pacer
                                                   RFI                     International,  Effects         Pacer
                             Pacer                Group,  Acquisition         Inc. and    of Initial   International,
                         International, Rail Van,  Inc.    Pro Forma         Completed      Public     Inc. Pro Forma
                            Inc. (a)    Inc. (b)   (c)    Adjustments       Acquisitions   Offering       Balances
                         -------------- --------- ------  -----------      -------------- ----------   --------------
                                                            (in millions)
         ASSETS
Current assets
 Cash and cash
  equivalents...........     $  --        $ --    $ 0.4     $  --              $  0.4       $ 27.5 (m)    $  27.9
 Accounts receivable,
  net...................      152.6        82.4    10.7       (7.2)(d)          238.5          --           238.5
 Accounts receivable
  from APL..............        2.3         --      --         --                 2.3          --             2.3
 Prepaid expenses and
  other.................        4.8         1.3     0.8       (0.2)(e)            6.7          --             6.7
 Deferred income taxes..        4.4         --      0.2        --                 4.6          --             4.6
                             ------       -----   -----     ------             ------       ------        -------
   Total current
    assets..............      164.1        83.7    12.1       (7.4)             252.5         27.5          280.0
Property and equipment
 Property and equipment
  at cost...............       65.7         9.0     5.1       (7.3)(f)           72.5          --            72.5
 Accumulated
  depreciation..........      (16.2)       (3.4)   (3.9)       7.3 (f)          (16.2)         --           (16.2)
                             ------       -----   -----     ------             ------       ------        -------
   Property and
    equipment, net......       49.5         5.6     1.2        --                56.3          --            56.3
Other assets
 Goodwill, net..........      193.4         --      1.4       85.6 (g)          280.4          --           280.4
 Deferred income taxes..       67.8         --      0.3        --                68.1          --            68.1
 Other assets...........       10.1         0.5     0.2        0.6 (h)           11.4         (0.8)(n)       10.6
                             ------       -----   -----     ------             ------       ------        -------
   Total other assets...      271.3         0.5     1.9       86.2              359.9         (0.8)         359.1
                             ------       -----   -----     ------             ------       ------        -------
Total assets............     $484.9       $89.8   $15.2     $ 78.8             $668.7       $ 26.7        $ 695.4
                             ======       =====   =====     ======             ======       ======        =======
    LIABILITIES AND
  STOCKHOLDERS' EQUITY
Current liabilities
 Current maturities of
  long-term debt........     $  1.4       $23.0   $ --      $(22.5)(i)         $  1.9       $  --         $   1.9
 Accounts payable and
  accrued expenses......      167.5        59.4    11.6        4.6 (j)          243.1          --           243.1
                             ------       -----   -----     ------             ------       ------        -------
   Total current
    liabilities.........      168.9        82.4    11.6      (17.9)             245.0          --           245.0
Long-term liabilities
 Long-term debt
 Capital leases.........        --          1.0     --         --                 1.0          --             1.0
 Revolving credit
  facility..............       10.0         --      --        59.0 (b)(c)        69.0        (69.0)(m)        --
 Term loan..............      132.3         --      --        40.0 (b)          172.3        (40.0)(m)      132.3
 Senior subordinated
  notes.................      150.0         --      --         --               150.0          --           150.0
 Notes payable to
  former shareholders...        5.0         --      5.8       (5.8)(c)            5.0          --             5.0
                             ------       -----   -----     ------             ------       ------        -------
   Total long-term
    debt................      297.3         1.0     5.8       93.2              397.3       (109.0)         288.3
 Other..................        1.7         --      0.3        --                 2.0          --             2.0
                             ------       -----   -----     ------             ------       ------        -------
   Total long-term
    liabilities.........      299.0         1.0     6.1       93.2              399.3       (109.0)         290.3
Minority interest--
 exchangeable preferred
 stock..................       24.6         --      --         --                24.6          --            24.6
Stockholders' equity
 (deficit)
 Preferred stock........        --          --      --         --                 --           --             --
 Common stock...........        0.1         --      --         --                 0.1          0.1 (m)        0.2
 Additional paid-in-
  capital...............      111.1         --      0.6        6.4 (k)          118.1        136.4 (m)      254.5
 Retained earnings
  (accumulated
  deficit)..............     (118.8)        6.4    (3.1)      (2.9)(l)         (118.4)        (0.8)(n)     (119.2)
                             ------       -----   -----     ------             ------       ------        -------
   Total stockholders'
    equity..............       (7.6)        6.4    (2.5)       3.5               (0.2)       135.7          135.5
                             ------       -----   -----     ------             ------       ------        -------
Total liabilities and
 equity.................     $484.9       $89.8   $15.2     $ 78.8             $668.7       $ 26.7        $ 695.4
                             ======       =====   =====     ======             ======       ======        =======

 See Accompanying Notes to the Unaudited Pro Forma Consolidated Balance Sheet.

                           PACER INTERNATIONAL, INC.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

(a) Represents the historical unaudited balance sheet of Pacer International, Inc. as of September 22, 2000.

(b) Represents the historical unaudited balance sheet of Rail Van, Inc. as of September 30, 2000. On December 22, 2000, we acquired all of the capital stock of Rail Van, a provider of intermodal products, for a purchase price of $74.0 million plus acquisition fees of $2.2 million. The acquisition was funded with a borrowing of $30.0 million under our revolving credit facility, $40.0 million in new term loans and the issuance of our common stock valued in the aggregate at $7.0 million. The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 with the aggregate purchase price of $76.2 million allocated to the underlying assets and liabilities based upon preliminary estimates of fair value as shown below, which may be updated based on final appraisals, with the remainder allocated to goodwill which will be amortized over 40 years.

  The purchase price allocation, preliminary in nature and subject to change, is as follows (in millions):

     Existing book value of Rail Van, Inc..........................       $ 6.5
     Goodwill created in the acquisition........................... $69.7
                                                                    -----
       Net adjustment to intangible assets.........................        69.7
                                                                          -----
         Total Purchase Price......................................       $76.2
                                                                          =====

  Under the purchase agreement, the maximum amount of debt of Rail Van assumed by us was $11.0 million. As described in notes (d) and (i) below, debt of Rail Van in excess of this amount is deemed repaid out of Rail Van working capital prior to the date of acquisition. In addition, the remaining Rail Van bank debt of $11.0 million was refinanced by a borrowing under our revolving credit facility.

(c) Represents the historical unaudited balance sheet of RFI Group, Inc. as of September 30, 2000. On October 31, 2000, we acquired all of the capital stock of RFI, an international freight forwarder, for $18.0 million plus acquisition costs of $0.6 million. The acquisition was funded with a borrowing of $18.0 million under our revolving credit facility. The acquisition was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 with the aggregate purchase price of $18.6 million allocated to the underlying assets and liabilities based upon preliminary estimates of fair value as shown below, which may be updated based on final appraisals, with the remainder allocated to goodwill which will be amortized over 40 years.

  The purchase price allocation, preliminary in nature and subject to change, is as follows (in millions):

     Existing book value of RFI...................................        $(2.5)
     Exclusion of RFI investments not acquired....................         (0.2)
     Exclusion of prepaid taxes not acquired......................         (0.2)
     Working capital adjustment, net..............................         (0.2)
     Elimination of historical intangible assets of RFI........... $(1.4)
     Goodwill created in the acquisition..........................  17.3
                                                                   -----
       Net adjustment to intangible assets........................         15.9
     Repayment of RFI note payable to former shareholders.........          5.8
                                                                          -----
         Total Purchase Price.....................................        $18.6
                                                                          =====

                           PACER INTERNATIONAL, INC.

(d) Reflects the following (in millions):

     Pay down of debt by Rail Van out of working capital to reflect the maximum amount of debt assumed under the purchase agreement....... $(6.0)
     Accounts receivable elimination on net sales between us and Rail
      Van...............................................................  (1.2)
                                                                         -----
                                                                         $(7.2)
                                                                         =====

(e) Reflects the elimination of RFI prepaid taxes not acquired (see note c above) (in millions)........................................ $(0.2)
                                                                        =====

(f) Though we have not completed an appraisal of the property and equipment, we believe net book value approximates fair value (in millions):

     Property and equipment
       RFI............................................................... $(3.9)
       Rail Van..........................................................  (3.4)
                                                                          -----
                                                                          $(7.3)
                                                                          =====
     Accumulated depreciation
       RFI............................................................... $ 3.9
       Rail Van..........................................................   3.4
                                                                          -----
                                                                          $ 7.3
                                                                          =====

(g) Reflects the following (in millions):

     Goodwill created in Rail Van acquisition (see note b above)....... $69.7
     Goodwill created in RFI acquisition (see note c above)............  17.3
     Elimination of historical intangible asset of RFI (see note c above)...........................................................  (1.4)
                                                                        -----
                                                                        $85.6
                                                                        =====

(h) Reflects the following (in millions):

     Capitalization of term loan fees relating to the amendment to our bank credit agreement executed in connection with the Rail Van acquisition....................................................... $ 0.8
     Elimination of RFI investments not acquired (see note (c) above)...  (0.2)
                                                                         -----
                                                                         $ 0.6
                                                                         =====

(i) Reflects the following (in millions):

     Pay down of debt by Rail Van out of working capital to reflect the maximum amount of debt assumed under the purchase
      agreement:
     Accounts receivable (see note d above).......................... $ (6.0)
     Accounts payable (see note j below).............................   (5.5)
     Refinancing of remaining Rail Van bank debt under our revolving credit facility................................................  (11.0)
                                                                      ------
                                                                      $(22.5)
                                                                      ======

                           PACER INTERNATIONAL, INC.

(j) Reflects the following (in millions):

     Pay down of debt by Rail Van out of working capital to reflect the maximum amount of debt assumed under the purchase agreement .......  $5.5
     Elimination of accounts payable on net sales between us and Rail
      Van................................................................  (1.3)
     Reversal of Rail Van accrued dividends in accordance with the purchase agreement.................................................  (0.4)
     Working capital adjustment on RFI acquisition (see note (c) above)..   0.2
     Accrual of acquisition fees for the purchase of RFI.................   0.6
                                                                           ----
                                                                           $4.6
                                                                           ====

(k) Reflects the following (in millions):

   Elimination of historical RFI additional paid-in capital............ $(0.6)
   Common stock issued as part of the purchase price of Rail Van (see
    note (b) above)....................................................   7.0
                                                                        -----
                                                                        $ 6.4
                                                                        =====

(l) Reflects the following (in millions):

   Elimination of historical retained earnings of Rail Van............. $(6.4)
   Reversal of Rail Van accrued dividends in accordance with the
    purchase agreement.................................................   0.4
   Elimination of historical accumulated deficit of RFI................   3.1
                                                                        -----
                                                                        $(2.9)
                                                                        =====

(m) Reflects the issuance in this offering of    shares of our common stock at
    an assumed initial public offering price of $   per share, which is the
    mid point of the range set forth on the cover page of this prospectus. The application of the proceeds are set forth below (in millions):

     Gross proceeds.................................................... $150.0
                                                                        ======
     Fees and expenses associated with the offering, including
      underwriting commissions......................................... $ 13.5
     Repayment of term loans...........................................   40.0
     Repayment of revolving credit facility............................   69.0
                                                                        ------
       Total uses......................................................  122.5
                                                                        ======
       Net increase in cash............................................ $ 27.5
                                                                        ======

  The proceeds from the IPO are recorded in paid-in capital net of the fees and expenses above.

(n) Reflects the write-off of capitalized loan fees associated with the repayment of term loan with proceeds from this offering (see note n)
    (in millions):......................................................  $(0.8)
                                                                          =====

   The capitalized loan fees will be written off in the quarter in which the offering is consummated and the term loan repaid.

                           PACER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      For the Year Ended December 31, 1999

                                 Pacer                                   Pacer
                          International, Inc.                     International, Inc.   Effects of          Pacer
                          Pro Forma Balances         2000            and Completed    Initial Public International, Inc.
                                  (a)         Acquisitions (b)(g)    Acquisitions        Offering    Pro Forma Balances
                          ------------------- ------------------- ------------------- -------------- -------------------
                                                     (in millions, except per share amounts)
Gross revenues..........       $1,078.1             $713.4             $1,791.5           $  --           $1,791.5
Cost of purchased
 transportation and
 services...............          849.6              636.5              1,486.1              --            1,486.1
                               --------             ------             --------           ------          --------
  Net revenues..........          228.5               76.9                305.4              --              305.4
Operating expenses
  Direct operating
   expenses.............           76.8                --                  76.8              --               76.8
  Selling, general and
   administrative
   expenses.............           79.8               57.5                137.3              --              137.3
  Depreciation and
   amortization.........            9.9                6.0                 15.9              --               15.9
                               --------             ------             --------           ------          --------
    Total operating
     expenses...........          166.5               63.5                230.0              --              230.0
Income from operations..           62.0               13.4                 75.4              --               75.4
Interest expense
 (income), net..........           31.0               11.4                 42.4            (11.5)(c)          30.9
Other (income) expense,
 net....................            --                (0.3)                (0.3)             --               (0.3)
                               --------             ------             --------           ------          --------
Income before income
 taxes and minority
 interest...............           31.0                2.3                 33.3             11.5              44.8
Income tax expense......           12.2                1.0                 13.2              4.6 (d)          17.8
                               --------             ------             --------           ------          --------
Income before minority
 interest...............           18.8                1.3                 20.1              6.9              27.0
Minority interest.......            1.9                --                   1.9              --                1.9
                               --------             ------             --------           ------          --------
Net income..............       $   16.9             $  1.3             $   18.2           $  6.9          $   25.1
                               ========             ======             ========           ======          ========

Earnings per share (e):

    Basic........................................................... $
    Pro forma weighted average shares outstanding...................
    Diluted......................................................... $
    Pro forma weighted average shares outstanding...................

  See accompanying notes to the Unaudited Pro Forma Consolidated Statements of
                                   Operations

                           PACER INTERNATIONAL, INC.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  For the Nine Months Ended September 22, 2000

                                 Pacer
                          International, Inc.                     Pacer                              Pacer
                             Consolidated         2000     International, Inc.   Effects of   International, Inc.
                          Historical Balances Acquisitions    and Completed    Initial Public  Consolidated Pro
                                  (f)            (b)(g)       Acquisitions        Offering      Forma Balances
                          ------------------- ------------ ------------------- -------------- -------------------
                                                  (in millions, except per share amounts)
Gross revenues..........        $916.5           $495.4         $1,411.9           $ --            $1,411.9
Cost of purchased
 transportation and
 services...............         718.7            443.5          1,162.2             --             1,162.2
                                ------           ------         --------           -----           --------
  Net revenues..........         197.8             51.9            249.7             --               249.7
Operating expenses
  Direct operating
   expenses.............          60.1              --              60.1             --                60.1
  Selling, general and
   administrative
   expenses.............          73.1             45.0            118.1             --               118.1
  Depreciation and
   amortization.........           8.2              4.2             12.4             --                12.4
                                ------           ------         --------           -----           --------
    Total operating
     expenses...........         141.4             49.2            190.6             --               190.6
Income from operations..          56.4              2.7             59.1             --                59.1
Interest expense
 (income), net..........          24.3              7.2             31.5            (8.3)(c)           23.2
Other (income) expense,
 net....................           --              (0.1)            (0.1)            --                (0.1)
                                ------           ------         --------           -----           --------
Income (loss) before
 income taxes and
 minority interest......          32.1             (4.4)            27.7             8.3               36.0
Income tax expense
 (benefit)..............          13.6             (1.7)            11.9             3.3 (d)           15.2
                                ------           ------         --------           -----           --------
Income (loss) before
 minority interest......          18.5             (2.7)            15.8             5.0               20.8
Minority interest.......           1.2              --               1.2             --                 1.2
                                ------           ------         --------           -----           --------
Net income (loss).......        $ 17.3           $ (2.7)        $   14.6           $ 5.0           $   19.6
                                ======           ======         ========           =====           ========

Earnings per share (e):

    Basic................................................................ $
    Pro forma weighted average shares outstanding........................
    Diluted.............................................................. $
    Pro forma weighted average shares outstanding........................

  See accompanying notes to the Unaudited Pro Forma Consolidated Statements of
                                   Operations

                           PACER INTERNATIONAL, INC.

      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(a) Our recapitalization and acquisition of Pacer Logistics, financed primarily with the issuance of $150.0 million in senior subordinated notes, $135.0 million in term loans, $133.0 million in issued, rolled or exchanged equity and $39.7 million in net proceeds from the sale and leaseback of 199 railcars purchased in 1998, resulted in affiliates of Apollo Management, LP holding 89.9%, APL Limited holding 7.2% and two other entities holding 2.9% of our outstanding common stock as of May 28, 1999.

  On May 28, 1999, we acquired the common stock of Pacer Logistics (formerly known as Pacer International, Inc.), a privately-held third party logistics provider pursuant to a stock purchase agreement, dated as of March 15, 1999 between APL Limited (the former parent) and Coyote Acquisition LLC (a transitory subsidiary which was merged with and into Pacer Logistics, Inc.).

  We paid approximately $137.5 million for the acquisition of Pacer Logistics, which included acquisition fees of $2.9 million and assumed indebtedness of $62.6 million. The acquisition of Pacer Logistics has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations". The aggregate purchase price has been allocated to the underlying assets and liabilities based upon fair values, with the remainder allocated to goodwill which is being amortized over 40 years. We determined a 40-year amortization period was appropriate after considering that there are no legal, regulatory or contractual provisions associated with the retail segment that may limit the useful life of the goodwill, the services provided by the retail segment are not subject to obsolescence, we are not aware of any expected actions of competitors and others that may restrict the retail segment's ability to successfully compete in the industry and the predecessor company of the retail segment has successfully operated since 1928. The results of operations for the acquired business are included in our consolidated financial statements beginning May 28, 1999. The financial information set forth under Pacer International, Inc. pro forma balances for the year ended December 31, 1999 are reconciled as follows (in millions):

                                      Pacer             Pacer
                               International, Inc. Logistics, Inc.                                 Pacer
                               Historical Balances   Historical    Keystone  Pro Forma      International, Inc.
                                       (1)          Balances (2)     (3)    Adjustments     Pro Forma Balances
                               ------------------- --------------- -------- -----------     -------------------
     Gross revenues..........        $927.7            $151.7       $ 6.3      $(7.6)(4)(5)      $1,078.1
     Cost of purchased
      transportation and
      services...............         735.4             127.1         5.4      (18.3)(6)            849.6
                                     ------            ------       -----      -----             --------
      Net revenues...........         192.3              24.6         0.9       10.7                228.5
     Operating expenses
      Direct operating
       expenses..............          76.8               --                                         76.8
      Selling, general and
       administrative
       expenses..............          58.9              17.9         0.5        2.5 (7)             79.8
      Depreciation and
       amortization..........           8.6               1.3         --         --  (8)              9.9
                                     ------            ------       -----      -----             --------
      Total operating
       expenses..............         144.3              19.2         0.5        2.5                166.5
     Income from operations..          48.0               5.4         0.4        8.2                 62.0
     Interest expense
      (income), net..........          18.6               2.0        (0.1)      10.5 (9)             31.0
                                     ------            ------       -----      -----             --------
     Income before income
      taxes and minority
      interest...............          29.4               3.4         0.5       (2.3)                31.0
     Income tax expense
      (benefit)..............          11.7               1.5         --        (1.0)(10)            12.2
                                     ------            ------       -----      -----             --------
     Net income before
      minority interest......          17.7               1.9         0.5       (1.3)                18.8
     Minority interest.......           1.1               --          --         0.8 (11)             1.9
                                     ------            ------       -----      -----             --------
     Net income (loss).......        $ 16.6            $  1.9       $ 0.5      $(2.1)            $   16.9
                                     ======            ======       =====      =====             ========

    --------
    (1) For the year ended December 31, 1999 amounts were derived from our historical audited statement of operations included elsewhere in this prospectus. The audited results include the results of Pacer International, Inc. and Pacer Logistics, Inc. since its acquisition on May 28, 1999.

                           PACER INTERNATIONAL, INC.

                         NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)


    (2) Represents amounts derived from the historical consolidated statement of operations of Pacer Logistics, Inc. for the period January 1, 1999 to the May 28, 1999 acquisition date.

    (3) On April 20, 1999, Pacer Logistics acquired certain assets of Keystone Terminals, Inc. (DE) and Keystone Terminals, Inc. (NJ), collectively referred to as Keystone. The amounts above reflect the unaudited historical combined results of operations for the period January 1, 1999 to the acquisition date.

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
     (4) Elimination of intercompany revenues and costs between
         Pacer International and Pacer Logistics (in millions):...     $(10.3)
                                                                       ======
     (5) Incremental management fee charged to APL Limited for the period January 1, 1999 to May 28, 1999 for services
         rendered in connection with the Stacktrain Services
         Agreement (in millions):.................................     $  2.7
                                                                       ------

    (6) As an integral part of our acquisition of Pacer Logistics, we reached an agreement with CSX Intermodal, Inc., which effectively provides us with $8 million in annual rate reductions in purchased transportation costs. This amount, together with the elimination of the $10.3 million intercompany costs discussed in Note (4) above results in an adjustment to Cost of Purchased Transportation of $18.3 million.

    (7) Reflects the following selling, general and administrative adjustments (in millions):

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
       Lease expense associated with the sale and leaseback
        transaction(i)............................................     $ 1.4
       Elimination of historical information technology expenses
        allocated to Pacer International by APL Limited...........      (3.0)
       Cost to outsource information technology services in
        accordance with the Information Technology Outsourcing and
        License Agreement entered into in connection with our
        recapitalization..........................................       4.0
       Adjustment for Keystone contractual reduction in former
        owners salary and benefits................................      (0.1)
       Incremental management fee charged to Pacer International
        by Apollo Management in accordance with the new management agreement entered into in connection with our
        recapitalization..........................................       0.2
                                                                       -----
                                                                       $ 2.5
                                                                       =====

          --------
      (i) In 1998, we purchased $39.7 million of railroad cars. In connection with our recapitalization and the acquisition of Pacer Logistics, we executed a sale and leaseback transaction for these railcars.

                           PACER INTERNATIONAL, INC.

                         NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)


    (8) Reflects the following depreciation and amortization adjustments (in millions):

                                                                    Year Ended
                                                                   December 31,
                                                                       1999
                                                                   ------------
       Elimination of historical railcar depreciation expense
        (see note 7 above).......................................     $(0.4)
       Estimated goodwill amortization as if the acquisition of
        Keystone had occurred on January 1, 1999, amortized over
        40 years.................................................       0.1
       Elimination of Pacer Logistics historical goodwill
        amortization.............................................      (0.8)
       Elimination of Keystone historical goodwill amortization..      (0.1)
       Incremental goodwill amortization for the period January
        1, 1999 to the May 28, 1999 acquisition date.............       1.2
                                                                      -----
                                                                      $ --
                                                                      =====

    (9)  Reflects the following (in millions):

                                                                     Year Ended
                                                                    December 31,
                                                                        1999
                                                                    ------------
       Elimination of historical Pacer Logistics interest expense and the amortization of debt issuance costs related to
        debt repaid in connection with the acquisition of Pacer
        Logistics.................................................     $(2.0)
       Elimination of pro forma Pacer Logistics interest expense..      (0.2)
       Incremental interest expense for the period January 1, 1999 to May 28, 1999 on our $135 million term loan at an
        assumed interest rate of 8%...............................       4.5
       Incremental interest expense for the period January 1, 1999 to May 28, 1999 on our $150 million senior subordinated
        notes at an interest rate of 11 3/4%......................       7.3
       Amortization of debt issuance costs of $8.2 million
        associated with our bank credit facilities and the notes
        over the life of the related debt.........................       0.7
       Interest expense that Pacer Logistics would have incurred
        had the Keystone acquisition occurred on January 1, 1999,
        based on Pacer Logistics' historical average interest rate of 8.16% for the period January 1, 1999 to April 20,
        1999......................................................       0.2
                                                                       -----
                                                                       $10.5
                                                                       =====

    (10) Reflects a benefit for income taxes which would have been recorded, based on the statutory federal and state tax rate net of state taxes, as Keystone was previously taxed as a Subchapter S Corporation.

    (11) In connection with the acquisition of Pacer Logistics, members of management received Pacer Logistics exchangeable preferred stock calling for an annual 7.5% paid-in-kind dividend. The adjustment represents five months of the annual charge, with the remainder being included in the historical results.

(b) During 2000, we have completed four acquisitions as follows: on January 13, 2000, we acquired substantially all of the assets and assumed certain liabilities of Conex Global Logistics Services, Inc., MSL Transportation Group, Inc., and Jupiter Freight, Inc. (collectively "Conex"); on August 31, 2000, we acquired the stock of GTS Transportation Services, Inc. ("GTS"); on October 31, 2000, we acquired the stock of RFI Group, Inc. ("RFI"); and on December 22, 2000, we acquired the stock of Rail Van, Inc. ("Rail Van"). The first table below presents information derived from the audited historical statement of

                           PACER INTERNATIONAL, INC.

                         NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)

   operations of Rail Van, Conex and RFI for the year ended December 31, 1999, and the unaudited GTS historical statement of operations for the year ended December 31, 1999 along with the applicable pro forma adjustments. The second table below presents information derived from the unaudited historical statement of operations of GTS from January 1, 2000 to date of acquisition on August 31, 2000, and of Rail Van and RFI for the nine months ended September 30, 2000, along with the applicable pro forma adjustments. No adjustment to the historical nine months data was made for the Conex results from January 1, 2000 until January 13, 2000 due to immateriality.

     For the year ended December 31, 1999 (in millions):

                                                                              Completed
                                                             Pro Forma           2000
                             Rail Van Conex   GTS    RFI    Adjustments      Acquisitions
                             -------- -----  -----  ------  -----------      ------------
   Gross revenues..........   $513.1  $43.4  $87.0  $112.1    $(42.2)(1)        $713.4
   Cost of purchased
    transportation and
    services...............    474.5   30.3   78.1    96.1     (42.5)(1)(2)      636.5
                              ------  -----  -----  ------    ------            ------
    Net revenues...........     38.6   13.1    8.9    16.0       0.3              76.9
   Operating expenses:
    Selling, general and
     administrative
     expenses..............     33.0    6.8    5.2    13.5      (1.0)(3)          57.5
    Depreciation and
     amortization..........      0.9    1.2    --      0.7       3.2 (4)           6.0
                              ------  -----  -----  ------    ------            ------
    Total operating
     expenses..............     33.9    8.0    5.2    14.2       2.2              63.5
   Income from operations..      4.7    5.1    3.7     1.8      (1.9)             13.4
   Interest expense
    (income), net..........      0.8    --    (0.2)    0.6      10.2 (5)          11.4
   Other (income) expenses,
    net....................     (0.1)  (1.2)   --      --        1.0 (6)          (0.3)
                              ------  -----  -----  ------    ------            ------
   Income (loss) before
    income taxes...........      4.0    6.3    3.9     1.2     (13.1)              2.3
   Income taxes (benefit)..      --     --     --     (0.3)      1.3 (7)           1.0
                              ------  -----  -----  ------    ------            ------
   Net income (loss).......   $  4.0  $ 6.3  $ 3.9  $  1.5    $(14.4)           $  1.3
                              ======  =====  =====  ======    ======            ======

     For the nine months ended September 22, 2000 (in millions):

                                                                      Completed
                                                        Pro Forma        2000
                                 Rail Van  GTS    RFI  Adjustments   Acquisitions
                                 -------- -----  ----- -----------   ------------
   Gross revenues..............   $364.4  $64.9  $81.7   $(15.6)(1)     $495.4
   Cost of purchased
    transportation and
    services...................    332.5   57.1   69.5    (15.6)(1)      443.5
                                  ------  -----  -----   ------         ------
    Net revenues...............     31.9    7.8   12.2      --            51.9
   Operating expenses:
    Selling, general and
     administrative expenses...     30.2    4.9   10.8     (0.9)(3)       45.0
    Depreciation and
     amortization..............      1.4    0.1    0.7      2.0 (4)        4.2
                                  ------  -----  -----   ------         ------
    Total operating expenses...     31.6    5.0   11.5      1.1           49.2
   Income from operations......      0.3    2.8    0.7     (1.1)           2.7
   Interest expense (income),
    net........................      0.9   (0.1)   0.5      5.9 (5)        7.2
   Other (income) expenses,
    net........................     (0.1)   --     --       --            (0.1)
                                  ------  -----  -----   ------         ------
   Income (loss) before income
    taxes......................     (0.5)   2.9    0.2     (7.0)          (4.4)
   Income tax benefit..........      --     --     --      (1.7)(7)       (1.7)
                                  ------  -----  -----   ------         ------
   Net income (loss)...........   $ (0.5) $ 2.9  $ 0.2   $ (5.3)        $ (2.7)
                                  ======  =====  =====   ======         ======

                           PACER INTERNATIONAL, INC.

                         NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)


    (1) Reflects the following (in millions):

                                                                 Nine Months
                                                    Year Ended      Ended
                                                   December 31, September 22,
                                                       1999         2000
                                                   ------------ -------------
       Elimination of intercompany revenues and
        costs on net sales between us and Rail
        Van.......................................    $(41.7)      $(15.6)
       Elimination of intercompany revenues and
        costs on net sales between us and Conex...      (0.6)         --
       Reimbursement of Rail Terminal Services
        expenses in accordance with the Conex
        asset purchase agreement..................       0.1          --
                                                      ------       ------
                                                      $(42.2)      $(15.6)
                                                      ======       ======

    (2) As part of the acquisition of Conex assets, the former owners' salaries and benefits were contractually reduced in the aggregate for the year ended December 31, 1999, with 80% of the adjustment recorded as an adjustment to cost of purchased transportation and services and the remaining 20% recorded as an adjustment to selling, general and administrative to conform to the historical presentation of such costs. In millions:

                                                                  Year Ended
                                                                 December 31,
                                                                     1999
                                                                 ------------
       Elimination of 80% historical owners salaries, personal
        expenses paid by Conex and other benefits...............    $(0.6)
       Recording of 80% of Conex salaries to be paid in
        accordance with the compensation agreements.............      0.3
                                                                    -----
                                                                    $(0.3)
                                                                    =====

                           PACER INTERNATIONAL, INC.

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (Continued)


    (3) Reflects the following (in millions):

                                                                   Nine Months
                                                      Year Ended      Ended
                                                     December 31, September 22,
                                                         1999         2000
                                                     ------------ -------------
       Elimination of historical expense for leased
        aircraft contractually terminated under the
        purchase agreement with Rail Van, net of
        additional costs of commercial travel......     $(0.7)        $(0.9)
       Transfer of auto lease expenses to the
        former owners' as contractually required
        under the Rail Van purchase agreement......      (0.1)         (0.1)
       Elimination of 20% historical owners
        salaries, personal expenses paid by Conex
        and other benefits (see note 2 above)......      (0.1)          --
       Recording of 20% of Conex salaries to be
        paid in accordance with the compensation
        agreements (see note 2 above)..............       0.1           --
       Elimination of Conex aircraft expenses
        associated with operating an aircraft that
        was not acquired, net of additional costs
        of commercial flights......................      (0.2)          --
       Elimination of historical GTS owners
        salaries contractually reduced in the
        acquisition................................      (0.3)         (0.2)
       Inclusion of GTS salaries to be paid in
        accordance with agreements executed in
        connection with the acquisition............       0.4           0.3
       Elimination of loss from RFI investment in
        BFR not acquired...........................      (0.1)          --
                                                        -----         -----
                                                        $(1.0)        $(0.9)
                                                        =====         =====

    (4) Reflects the following (in millions):

                                                                    Nine Months
                                                       Year Ended      Ended
                                                      December 31, September 22,
                                                          1999         2000
                                                      ------------ -------------
       Amortization of goodwill ($32.0 million)
        related to the Conex acquisition............      $0.8         $--
       Amortization of goodwill ($21.2 million)
        related to the GTS acquisition..............       0.5          0.4
       Amortization of goodwill ($17.3 million)
        related to the RFI acquisition..............       0.4          0.3
       Amortization of goodwill ($69.7 million)
        related to the Rail Van acquisition.........       1.8          1.4
       Elimination of Conex historical depreciation
        for buildings and aircraft not acquired, net
        of rental expense of $0.7 million to be paid
        to utilize buildings not acquired...........      (0.2)         --
       Elimination of RFI historical goodwill
        amortization................................      (0.1)        (0.1)
                                                          ----         ----
                                                          $3.2         $2.0
                                                          ====         ====

      We determined a 40-year amortization period for each of the acquisitions was appropriate after considering that there are no legal, regulatory or contractual provisions associated with the acquired company that may limit the useful life of the goodwill associated with that acquisition, the services provided by the acquired company are not subject to obsolescence, we are not aware of any expected actions of competitors and others that may restrict the acquired company's ability

                           PACER INTERNATIONAL, INC.

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS--
                                  (Continued)

      to successfully compete in the industry, and each acquired company has been successfully operated for many years, since 1969 in the case of both RFI and Rail Van, since 1977 in the case of Conex and since 1981 in the case of GTS.

    (5) Reflects the inclusion of interest expense associated with (i) the term loan of $40.0 million to partially fund the acquisition of Rail Van at an assumed interest rate of 9.5%, (ii) $41.0 million, $15.0 million, $10.0 million and $18.0 million incurred under our revolving credit facility to fund the acquisition of Rail Van (including the refinancing of existing debt), Conex, GTS and RFI at an assumed interest rate of 9.0%, and (iii) a $5.0 million note payable to former shareholders of Conex at an interest rate of 8.0%. Also reflects the elimination of existing Rail Van, RFI and Conex interest expense for the periods presented (in millions):

                                                                  Nine Months
                                                     Year Ended      Ended
                                                    December 31, September 22,
                                                        1999         2000
                                                    ------------ -------------
       Conex related interest expense..............    $ 1.4         $ --
       GTS related interest expense................      0.9           0.6
       RFI related interest expense................      1.6           1.2
       Rail Van related interest expense...........      7.4           5.6
       Elimination of historical Rail Van existing
        interest expense...........................     (0.8)         (1.0)
       Elimination of historical RFI existing
        interest expense...........................     (0.6)         (0.5)
       Elimination of historical Conex existing
        interest expense...........................     (0.1)          --
       Conex Note..................................      0.4           --
                                                       -----         -----
                                                       $10.2         $ 5.9
                                                       =====         =====

                                                                  Year Ended
                                                                 December 31,
                                                                     1999
                                                                 ------------
     (6) Reflects the elimination of gain on sale of Conex
         assets not acquired....................................     $1.0
                                                                     ====

    (7) Reflects a provision (benefit) for income taxes which would have been recorded, based on the statutory federal and state tax rate net of state taxes, had the acquisitions occurred on January 1, 1999 and elimination of previously recorded RFI historical tax benefit not realizable by Pacer. Rail Van, Conex and GTS were previously taxed as Subchapter S Corporations.

(c) Reflects the following (in millions):

                                               Nine Months
                                  Year Ended      Ended
                                 December 31, September 22,
                                     1999         2000
                                 ------------ -------------
     Elimination of interest
      expense related to:
       Term loan repaid with
        proceeds from the IPO..     $ (3.8)       $(2.9)
       Revolving credit
        facility repaid........       (7.7)        (5.4)
                                    ------        -----
                                    $(11.5)       $(8.3)
                                    ======        =====

(d) Reflects a provision for income taxes which would have been recorded, based on the statutory federal and state tax rate net of state taxes.

                           PACER INTERNATIONAL, INC.

                         NOTES TO UNAUDITED PRO FORMA
              CONSOLIDATED STATEMENTS OF OPERATIONS--(Continued)


(e) Calculation of pro forma weighted average shares outstanding: The
    calculation for each period are prior to the stock split of   to 1 shares.

                                                                  Nine Months
                                                     Year Ended      Ended
                                                    December 31, September 22,
                                                        1999         2000
                                                    ------------ -------------
     Basic:
       Shares issued in our recapitalization.......  10,440,000   10,440,000
       Shares issued in the acquisition of Conex...     300,000      300,000
       Shares issued in the acquisition of Rail
        Van........................................     280,000      280,000
       Shares issued upon exercise of options......     317,373      317,373
       Shares issued in the IPO....................
                                                     ----------   ----------
         Total.....................................
                                                     ==========   ==========
     Diluted:
       Shares issued in our recapitalization.......  10,440,000   10,440,000
       Shares issued in the acquisition of Conex...     300,000      300,000
       Shares issued in the acquisition of Rail
        Van........................................     280,000      280,000
       Shares issued upon exercise of options......     317,373      317,373
       Exchangeable preferred stock converted to
        common.....................................   2,234,844    2,234,844
       Shares issued in the IPO....................
       Dilutive effect of stock options............
                                                     ----------   ----------
         Total.....................................
                                                     ==========   ==========

(f) For the nine months ended September 22, 2000, amounts were derived from our unaudited statement of operations included elsewhere in this prospectus and includes the results of Conex assets since the date of acquisition on January 13, 2000. Due to the amounts being immaterial no adjustment has been made in the 2000 pro formas for the period prior to acquisition.

(g) The above pro forma financial statements exclude the effects of certain estimated operating cost reductions related to the acquisition of Rail Van as the inclusion of these reductions are not permitted under applicable SEC rules. We estimate that these operating cost reductions would have been $3.1 million for the year ended December 31, 1999 and $2.4 million for the nine months ended September 22, 2000 assuming such cost reductions had been realized at the beginning of the periods presented. A summary of these estimated cost reductions is presented below:

                                                                  Nine months
                                                     Year ended      ended
                                                    December 31, September 22,
                                                        1999         2000
                                                    ------------ -------------
     Consolidation of certain highway and
      intermodal operations........................    $ 2.1         $ 1.7
     Consolidation of (a) the accounting
      departments and (b) the sales departments....      1.0           0.7
     Rationalization of certain IT software
      license, maintenance and development fees....      0.3           0.2
                                                       -----         -----
     Total estimated net operating cost
      reductions...................................      3.4           2.6
     Equalization of benefit plans.................     (0.3)         (0.2)
                                                       -----         -----
     Net operating cost reductions.................    $ 3.1         $ 2.4
                                                       =====         =====

                           PACER INTERNATIONAL, INC.

     NOTES TO UNAUDITED PRO FORMA CONSOLIDATION STATEMENTS OF OPERATIONS--
                                  (Continued)


    The consolidation synergies primarily consist of headcount reductions and termination of lease agreements. We believe the above mentioned initiatives once commenced will take up to one year to complete and will require $3.3 million of one time costs, principally severance costs, and $1.5 million of capital expenditures. We also believe that the acquisition of Rail Van will result in certain net revenue synergies, principally increased revenues resulting from improved asset utilization across our customer base, as well as additional operating cost reductions.